                                                                 EXHIBIT 99.1









                             BLUESTONE CAPITAL CORP.

                              FINANCIAL STATEMENTS

                            DECEMBER 31, 2000 AND 1999
                       JUNE 30, 2001 AND 2000 (UNAUDITED)

BLUESTONE CAPITAL CORP.

CONTENTS

                                                                                                   PAGE
FINANCIAL STATEMENTS

Independent auditors' report                                                                        F-1

Statements of financial condition as of June 30, 2001 (unaudited) and December 31, 2000             F-2

Statements of operations for the years ended December 31, 2000 and 1999 and the six months
  ended June 30, 2001 and 2000 (unaudited)                                                          F-3

Statements of changes in owners' equity for the years ended December 31, 2000 and 1999 and
  the six months ended June 30, 2001 (unaudited)                                                    F-4

Statements of cash flows for the years ended December 31, 2000 and 1999 and the six months
  ended June 30, 2001 and 2000 (unaudited)                                                          F-5

Notes to financial statements                                                                       F-6

INDEPENDENT AUDITORS' REPORT

To the Shareholders
BlueStone Capital Corp.
New York, New York


We have audited the accompanying statement of financial condition of BlueStone Capital Corp. (the "Company") as of December 31, 2000, and the related statements of operations, changes in owners' equity, and cash flows for the years ended December 31, 2000 and 1999. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of BlueStone Capital Corp. as of December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

Richard A. Eisner & Company, LLP

New York, New York
February 5, 2001

BLUESTONE CAPITAL CORP.

STATEMENTS OF FINANCIAL CONDITION

                                                                            June 30,    December 31,
                                                                              2001         2000
                                                                           -----------  ------------
                                                                           (unaudited)
ASSETS

  Cash and cash equivalents                                                $  188,036    $  157,266
  Receivable from broker                                                    1,596,546     1,841,251
  Securities owned, at market value                                         1,055,172       625,433
  Furniture, equipment and leasehold improvements - net                     1,064,825     1,257,600
  Receivable from general partner                                                           115,962
  Notes receivable from employees, net of allowances of $523,000 and
    $513,000                                                                1,195,919       850,742
  Prepaid expenses                                                            174,756       180,155
  Other assets                                                                416,156       440,893
  Goodwill                                                                    649,328       686,730
                                                                           ----------    -----------

                                                                           $6,340,738    $6,156,032
                                                                           ----------    -----------

LIABILITIES AND OWNERS' EQUITY
Liabilities:
   Securities sold, not yet purchased, at market value                     $       55    $      950
   Accounts payable and accrued expenses                                      764,901       985,974
   Accrued salaries and commissions                                           264,605       272,244
   Deferred rent payable                                                      305,138       348,729
                                                                           ----------    -----------

                                                                            1,334,699     1,607,897
                                                                           ----------    -----------
Commitments and contingent liabilities

  Liabilities subordinated to claims of general creditors                   3,971,145     2,971,145
                                                                           ----------    -----------
  Owners' equity:
    Partners' capital                                                                      1,576,990
    Preferred stock, $.01 par value; 1,000,000 shares authorized:
     200,000 shares Convertible Series A outstanding (liquidation
      preference of $250,000)                                                   2,000             -
     300,000 shares Convertible Series B outstanding (liquidation
      preference of $129,000)                                                   3,000             -
    Common stock, $.01 par value; 25,000,000 shares authorized;
     1,942,000 shares outstanding                                              19,420             -
    Additional paid-in capital                                              3,151,864             -
    Retained earnings (deficit)                                            (2,078,890)            -
    Note receivable - officer                                                 (62,500)            -
                                                                           ----------    -----------
      Total owners' equity                                                  1,034,894     1,576,990
                                                                           ----------    -----------

                                                                           $6,340,738    $6,156,032
                                                                           ----------    -----------

SEE NOTES TO FINANCIAL STATEMENTS

BLUESTONE CAPITAL CORP.

STATEMENTS OF OPERATIONS

                                                                      Six Months Ended June 30,     Year Ended December 31,
                                                                      -------------------------     -----------------------
                                                                        2001           2000             2000       1999
                                                                      --------       --------         --------    ---------
                                                                           (unaudited)
Revenues:
  Commissions and fees                                               $ 3,450,092     $12,154,477     $16,831,236  $31,094,785
  Net (loss) gain on principal transactions                              (87,371)      1,062,710       1,630,181    2,046,058
  Other                                                                  132,240         494,334         977,745      406,738
                                                                      ----------     -----------     -----------  -----------

                                                                       3,494,961      13,711,521      19,439,162   33,547,581
                                                                      ----------     -----------     -----------  -----------
Expenses:
  Employee compensation and benefits                                   3,968,634       9,514,873      14,997,290   22,059,337
  Floor brokerage and clearing charges                                   340,878         977,784       1,410,138    1,998,213
  Communications                                                         824,695       1,127,454       2,062,232    2,126,714
  Occupancy                                                              752,962         839,643       1,560,565    1,540,751
  Depreciation and amortization                                          257,254         342,314         602,223      499,377
  Interest                                                               141,910          79,545         152,922      188,641
  Other general and administrative expenses                              839,169       1,292,100       2,257,079    3,950,573
                                                                      ----------     -----------      ----------  -----------

                                                                       7,125,502      14,173,713      23,042,449   32,363,606
                                                                      ----------     -----------      ----------  -----------

Net (loss) income before income taxes                                 (3,630,541)       (462,192)     (3,603,287)   1,183,975

Provision (benefit) for income taxes                                       -               -               -            -
                                                                      -----------    -----------      ----------  -----------

NET (LOSS) INCOME - HISTORICAL                                       $(3,630,541)     $ (462,192)    $(3,603,287)   1,183,975
                                                                      -----------    -----------      ----------
PRO FORMA PROVISION FOR INCOME TAXES                                                                                  520,000
                                                                                                                  -----------
PRO FORMA NET INCOME                                                                                              $   663,975
                                                                                                                  -----------
BASIC AND DILUTED (LOSS) EARNINGS PER SHARE -
   PRO FORMA                                                               $(.19)           $(.02)         $(.19)        $.03
                                                                      -----------     -----------     ----------  -----------
WEIGHTED AVERAGE SHARES OUTSTANDING -
   PRO FORMA                                                          19,000,000       19,000,000     19,000,000   19,000,000
                                                                      -----------     -----------     ----------  -----------


SEE NOTES TO FINANCIAL STATEMENTS

BLUESTONE CAPITAL CORP.

STATEMENTS  OF CHANGES IN OWNERS' EQUITY

                                                                         Series A         Series B
                                                                      Preferred Stock   Preferred Stock     Common Stock
                                                            Partners  ---------------   ---------------     ------------
                                                            Capital   Shares   Amount   Shares    Amount    Shares    Amount
                                                            --------  ------   ------   ------    ------    ------    ------
BALANCE - JANUARY 1, 1999                                  1,310,057
Capital contributions                                      2,750,000
Capital withdrawals                                         (150,000)
Net income                                                 1,183,975
                                                          -----------

BALANCE - DECEMBER 31, 1999                                5,094,032
Capital contributions                                        236,028
Capital withdrawals                                         (149,783)
Net loss                                                  (3,603,287)
                                                          -----------

BALANCE - DECEMBER 31, 2000                                1,576,990
Net loss - January 1, 2001 to April 23, 2001              (1,551,651)
Noncash compensation related to capital interest
 issued for a note                                            69,000
Capital contributions - January 1, 2001 to
 April 23, 2001                                            1,232,208
Issuance of shares in connection with reorganization      (1,326,547)   200,000  $2,000                     625,400   $6,254
Net liabilities of BlueStone Capital Corp. assumed in
  reorganization                                                                                             4,600        46
Shares issued for cash                                                                  300,000  $3,000
Net loss - April 24, 2001 to June 30, 2001
Shares issued for cash                                                                                     600,000     6,000
Share adjustment for anti-dilution                                                                          12,000       120
Shares issued for services                                                                                 300,000     3,000
Issuance of shares in exchange for marketable
  securities                                                                                               400,000     4,000

Capital contribution - HealthStar Corp.
                                                          -----------  ------- ------   ------- ------   ---------   -------
BALANCE - JUNE 30, 2001 (UNAUDITED)                        $       0   200,000 $2,000   300,000 $3,000   1,942,000   $19,420
                                                          -----------  ------- ------   ------- ------   ---------   -------


                                                         Additional            Retained        Note
                                                          Paid-in              Earnings     Receivable
                                                          Capital              (Deficit)      Officer       Total
                                                          --------            ----------    ----------     -------
BALANCE - JANUARY 1, 1999                                                                                $1,310,057
Capital contributions                                                                                     2,750,000
Capital withdrawals                                                                                        (150,000)
Net income                                                                                                1,183,975
                                                                                                         -----------

BALANCE - DECEMBER 31, 1999                                                                                5,094,032
Capital contributions                                                                                        236,028
Capital withdrawals                                                                                         (149,783)
Net loss                                                                                                  (3,603,287)
                                                                                                         -----------

BALANCE - DECEMBER 31, 2000                                                                                1,576,990
Net loss - January 1, 2001 to April 23, 2001                                                              (1,551,651)
Noncash compensation related to capital interest
 issued for a note                                                                                            69,000
Capital contributions - January 1, 2001 to
 April 23, 2001                                                                              $(62,500)     1,169,708
Issuance of shares in connection with reorganization         $1,318,293                                            0
Net liabilities of BlueStone Capital Corp. assumed in
  reorganization                                               (115,309)                                    (115,263)
Shares issued for cash                                          237,000                                      240,000
Net loss - April 24, 2001 to June 30, 2001                                    $(2,078,890)                (2,078,890)
Shares issued for cash                                          244,000                                      250,000
Share adjustment for anti-dilution                                 (120)                                           0
Shares issued for services                                      122,000                                      125,000
Issuance of shares in exchange for marketable
  securities                                                    896,000                                      900,000
Capital contribution - HealthStar Corp.                         450,000                                      450,000
                                                             ----------        -----------    --------    ----------
BALANCE - JUNE 30, 2001 (UNAUDITED)                          $3,151,864        $(2,078,890)   $(62,500)   $1,034,894
                                                             ----------        -----------    --------    ----------



SEE NOTES TO FINANCIAL STATEMENTS

STATEMENTS OF CASH FLOWS

                                                                      Six Months Ended June 30,     Year Ended December 31,
                                                                      -------------------------     -----------------------
                                                                        2001           2000             2000       1999
                                                                      --------       --------         --------    ---------
                                                                           (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net (loss) income - historical                                    $(3,630,541)   $  (462,192)     $(3,603,287)   $ 1,183,975
 Adjustments to reconcile net (loss) income to net cash
  (used in) provided by operating activities:
    Depreciation and amortization                                      257,255        342,314          602,223        499,377
    Noncash compensation                                               194,000
    Changes in:
      Receivable from broker                                           244,705      2,243,250        4,490,122     (4,829,090)
      Securities owned, at market value                                801,997      2,009,736        1,903,518       (406,478)
      Notes receivable from employees                                 (344,478)      (823,081)        (378,831)       (45,035)
      Prepaid and other assets                                          30,136        617,746          597,947       (735,467)
      Accounts payable and accrued expenses                           (221,073)        49,610          195,035        731,681
      Accrued salaries and commissions                                  (7,639)    (2,160,057)      (2,467,914)     1,509,557
      Rent payable                                                     (43,591)       (43,592)         (87,182)       (26,610)
      Securities sold, not yet purchased, at market value                 (895)    (2,150,232)      (2,418,905)     2,291,312
                                                                    ----------     -----------      -----------    ------------

      Net cash (used in) provided by
        operating activities                                        (2,720,124)      (376,498)       (1,167,274)      173,222
                                                                    ----------     -----------      -----------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of furniture, equipment and leasehold
     improvements                                                      (27,078)        (5,837)         (135,212)     (329,772)
                                                                    ----------     -----------      -----------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of subordinated debt                                                     (950,000)      (1,550,000)    (2,350,000)
  Additions of subordinated debt                                     1,000,000                       1,600,000      1,300,000
  Capital contributions                                              1,287,972                          36,028      1,800,000
  Capital withdrawals                                                                                 (149,783)      (150,000)
  Issuances of common and preferred stock                              490,000
                                                                   -----------    -----------      -----------    ------------
        Net cash (used in) provided by financing
          activities                                                 2,777,972       (950,000)         (63,755)       600,000
                                                                   -----------    -----------      -----------    ------------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                    30,770     (1,332,335)      (1,366,241)       443,450
Cash and cash equivalents - beginning of period                        157,266      1,523,507        1,523,507      1,080,057
                                                                   -----------    -----------      -----------    ------------

CASH AND CASH EQUIVALENTS - END OF PERIOD                          $   188,036    $   191,172       $  157,266     $1,523,507
                                                                   -----------    -----------      -----------    ------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for:
   Interest                                                                       $    46,600      $   173,601     $  321,290

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
  Conversion of subordinated debt to capital - general
   partner                                                                                                         $  950,000
  Conversion of subordinated debt to capital - limited
   partner                                                                        $   200,000      $   200,000
  Conversion of accounts payable to subordinated debt                                              $   806,145
  Issuance of common stock for marketable securities               $   900,000
  Issuance of common stock for note receivable                     $    62,500
  Capital contributions of marketable securities                   $   331,736

SEE NOTES TO FINANCIAL STATEMENTS

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2000
(unaudited with respect to June 30, 2001 and the six-month periods ended June 30, 2001 and 2000)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]  BUSINESS AND BASIS OF PRESENTATION:

     BlueStone Capital Corp. ("BlueStone" or the "Company") operates as a broker-dealer in securities and provides financial and brokerage services to corporate, individual and institutional clients.

     Pursuant to an assignment and assumption agreement effective April 23, 2001, BlueStone (formerly Whale Securities Corp.) accepted the assignment of all the assets and assumed all the liabilities of Whale Securities Co., L.P., a limited partnership, ("Whale") in exchange for 625,400 shares of its common stock and 200,000 shares of its Series A preferred stock, representing approximately 99.5% of the voting stock of BlueStone. BlueStone was the general partner in Whale and had no assets other than its approximate .5% interest in Whale. Whale operated as a broker-dealer in securities providing financial and brokerage services to corporate, individual and institutional clients. As the transaction resulted in no substantive change in ownership of Whale, it was accounted for as a reorganization and resulted in a net reduction of owners' equity of approximately $115,000 principally resulting from the elimination of intercompany advances. The accompanying historical financial statements include the historical accounts of Whale through April 23, 2001 and the operations of BlueStone from April 24, 2001 through June 30, 2001.

[2]  CASH EQUIVALENTS:

     The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash equivalents.

[3]  SECURITY TRANSACTIONS:

     Security transactions, commissions, revenues and expenses are recorded on a trade date basis. Marketable securities are valued at market value, in accordance with industry practice for broker-dealers in securities.

     The Company clears all its security transactions through an unaffiliated clearing firm on a fully disclosed basis. Accordingly, the Company does not hold funds or securities for or owe funds or securities to its customers. Those functions are performed by the clearing firm which is highly capitalized.

[4]  DEPRECIATION:

     Depreciation is provided by straight-line and accelerated methods over the estimated useful lives of the assets which range from five to seven years. Amortization of leasehold improvements is being provided on the straight-line method over the various lease terms or estimated useful lives, if shorter.

[5]  INCOME TAXES:

      Beginning January 1, 2000, Whale elected to be taxed as a C corporation for tax purposes. In this regard, the tax bases of the nontaxable entity's assets and liabilities and their financial bases were carried over to the new taxable entity and deferred taxes have been established accordingly. A pro forma provision for income taxes has been reflected for 1999, which represents taxes which would have been provided had Whale operated as a C corporation.

     The Company calculates deferred taxes and related income tax expense using the asset and liability method. This method determines deferred taxes by applying the current tax rate to the cumulative temporary differences between the recorded carrying amounts and the corresponding tax bases of assets and liabilities. A valuation allowance is established for deferred tax assets unless their realization is considered more likely than not. The provision for income taxes is the sum of the change in the balance of deferred taxes between the beginning and the end of the period and income taxes currently payable or receivable.

[6]  USE OF ESTIMATES:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[7]  GOODWILL:

     Goodwill includes costs in excess of the fair value of net assets purchased. Costs in excess of net assets purchased are amortized on a straight-line basis over 15 years. The Company evaluates the recoverability and the amortization period of goodwill by determining whether the amount of goodwill recorded can be recovered through undiscounted cash flows excluding interest expense and amortization over the remaining amortization period. The Company believes that the remaining $686,730 of net recorded goodwill at December 31, 2000, is recoverable from future estimated undiscounted cash flows. The amounts of goodwill reported in the statement of financial condition is net of accumulated amortization of goodwill of $472,736 and $435,334 at June 30, 2001 and December 31, 2000. Amortization expense for each of the years ended December 31, 2000 and 1999 was approximately $75,000 and for each of the six months ended June 30, 2001 and 2000 was approximately $37,000.

[8]  UNAUDITED FINANCIAL STATEMENTS:

     The financial information presented as of June 30, 2001 and for the six-month periods ended June 30, 2001 and 2000 is unaudited, but in the opinion of management contains all adjustments (consisting of only normal recurring accruals) necessary in order to make the financial statements not misleading. Results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years.

[9]  RECENTLY ISSUED ACCOUNTING STANDARDS:

     In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations" and
     No. 142, "Goodwill and Other Intangible Assets", which establishes new standards for the treatment of goodwill and other intangible assets.
     SFAS 142 is effective for fiscal years beginning after December 31, 2001 and permits early adoption for companies with a fiscal year beginning after March 15, 2001. SFAS 142 prescribes that amortization of goodwill will cease as of the adoption date. Additionally, the Company will be required to perform an impairment test as of the adoption date, annually thereafter, and whenever events and circumstances occur that might affect the carrying value of these assets. The Company has not yet determined what effect, if any, the impairment test of goodwill will have on the Company's results of operations and financial position.

NOTE B - NOTES RECEIVABLE FROM EMPLOYEES

Notes receivable from employees substantially represent advances to certain of the Company's brokers. These amounts will be forgiven if certain production thresholds are met or if the broker is still employed by the Company at the end of a two-year or three-year period. The notes bear interest generally at 12% per annum. The Company is amortizing these advances on a straight-line basis over the term of the respective employment agreement.

NOTE C - FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Furniture, equipment and leasehold improvements at cost consist of the following:

                                                                                    June 30,      December 31,
                                                                                     2001           2000
                                                                                  -----------     -----------
     Furniture and fixtures                                                       $  456,158      $  456,158
     Equipment                                                                     1,366,418       1,342,540
     Leasehold improvements                                                        2,073,623       2,070,423
                                                                                  -----------      -----------

                                                                                   3,896,199       3,869,121
     Less accumulated depreciation and amortization                                2,831,374       2,611,521
                                                                                  ----------      -----------

                                                                                  $1,064,825      $1,257,600
                                                                                  ----------      ----------

NOTE D - LIABILITIES SUBORDINATED TO THE CLAIMS OF GENERAL CREDITORS

                                                                                    June 30,      December 31,
                                                                                     2001            2000
                                                                                  -----------     ------------
     Subordinated note due September 30, 2001, interest payable at the higher of (i) the Federal Funds Rate plus 1/2% and (ii) the
       Prime Rate, plus 1% through March 2001 and 2% thereafter                    $1,000,000      $1,000,000

     10% subordinated debenture due June 30, 2002 with interest
       payable at maturity                                                          1,000,000           -

     8% subordinated debentures:
       Due November 1, 2002, interest payable on maturity date                        650,000         650,000
       Due December 31, 2002, interest payable on maturity date                       156,145         156,145
       Due April 30, 2003, interest payable annually on May 7                         665,000         665,000
       Due May 7, 2003, interest payable annually on May 7                            500,000         500,000
                                                                                    ----------       ----------

                                                                                   $3,971,145      $2,971,145
                                                                                    ----------       ----------

The subordinated borrowings are covered by agreements approved by the National Association of Securities Dealers, Inc. and are thus available in computing net capital under the Securities and Exchange Commission's ("SEC") Uniform Net Capital Rule. To the extent that such borrowings are required for the Company's continued compliance with minimum net capital requirements, they may not be repaid.

At June 30, 2001 and December 31, 2000 $1,000,000 of the liabilities subordinated to the claims of general creditors was due to the Company's clearing broker and $1,971,145, was due to owners. In addition, at June 30, 2001, $1,000,000 was due to HealthStar Corp. (See Note I).

NOTE E - INCOME TAXES

Reconciliation between the provision for income tax and the amount computed by applying the statutory federal income tax rate (34%) to loss before income tax is as follows:

                                                                               Six Months Ended
                                                                                    June 30,       Year Ended
                                                                               ----------------   December 31,
                                                                                2001         2000       2000
                                                                               ------       ------     ------
     Benefit from income taxes at the statutory tax rate                   $(1,234,000)  $(157,000)  $(1,225,000)
     State and local income tax benefit, net of
       federal effect                                                         (195,000)    (24,000)     (381,000)
     Nondeductible items                                                        19,000      74,000       136,000
     Valuation allowances to reduce deferred tax asset                       1,408,000     107,000     1,447,000
     Other                                                                       2,000        -           23,000
                                                                            -----------   ----------  -----------

                                                                           $     -       $    -      $     -
                                                                            -----------   ----------  ------------

Significant components of the Company's deferred tax assets are comprised of the following:

                                                                               June 30,    December 31,
                                                                                2001          2000
                                                                               --------     --------
     Net operating losses                                                   $ 2,613,000   $ 1,176,000
     Depreciation and amortization                                              407,000       400,000
     Bad debts                                                                  220,000       225,000
     Rent                                                                       128,000       153,000
     Other                                                                      138,000       145,000
                                                                             -----------   ----------

     Total deferred tax assets                                                 3,506,000     2,099,000
     Valuation allowance                                                      (3,506,000)   (2,099,000)
                                                                             -----------   ----------
     Net deferred tax assets                                                $     -       $     -
                                                                             -----------    -----------

During 2000, the valuation allowance increased approximately $2,099,000, including approximately $652,000 recognized as of January 1, 2000 resulting from Whale's change in tax status. During the six-month period ended
June 30, 2001, the valuation allowance increased approximately $1,408,000.

As of December 31, 2000, the Company has a net operating loss carryforward of approximately $2,673,000 which expires in 2020, the utilization of which may be subject to an annual limitation pursuant to Section 382 of the Internal Revenue Code.

NOTE F - COMMITMENTS AND CONTINGENT LIABILITIES

The Company leases office space under operating leases which expire through December 31, 2004. One lease calls for base rent plus escalations and operating expenses. The Company also leases equipment.

Minimum annual equipment lease payments and office rental payments for base rent are as follows:

            Year Ending            Office
            December 31,           Space            Equipment
            ------------           ------           ---------
              2001               $1,411,000          $259,000
              2002                1,411,000            43,000
              2003                1,411,000            18,000
              2004                1,411,000
                                 ----------          --------

                                 $5,644,000          $320,000
                                 ----------          --------


Rent expense, including operating expenses, amounted to approximately $1,560,000 and $1,479,000 for the years ended December 31, 2000 and 1999, respectively, and approximately $753,000 and $840,000 for the six months ended June 30, 2001 and 2000, respectively. Rent is charged to expense over the entire lease term on a straight-line basis. The cumulative amount charged in excess of the amount paid was $305,138 and $348,729 at June 30, 2001 and December 31, 2000, respectively.

The Company is party to certain claims, suits and complaints arising in the ordinary course of business. In the opinion of management, all such claims, suits and complaints are without merit, or involve amounts which would not have a significant adverse effect on the financial position of the Company.

The Company sponsors a defined contribution. retirement plan under Section 401(k) of the Internal Revenue Code ("IRC") that covers substantially all employees. Participant contributions to the plan are voluntary and are subject to certain limitations imposed by the IRC. The Company may also make discretionary contributions to the plan. No contributions were made in 2000 or 1999.

NOTE G - OWNERS' EQUITY

The Company is subject to the SEC's Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital as defined. The Company has elected to use the alternative method of computation, permitted by the rule. At June 30, 2001 and December 31, 2000, the Company had net capital of approximately $1,461,000 and $926,000 as compared with net capital requirements of $250,000. The Company claims exemption from the reserve requirement under Section 15c3-3(k)(2)(ii).

On January 31, 2001, the Company's co-chairmen each invested $250,000 (an aggregate of $500,000, of which $32,028 was received in December 2000) in the Company and each committed to invest an additional $250,000 in the Company. On March 6, 2001, the co-chairmen made an additional aggregate investment valued at $551,736, consisting of $220,000 and marketable securities with a market value of $331,736, and for which, together with their investments in January 2001, they received additional limited partnership interests, of which one of the co-chairmen received an additional 48.2% limited partnership interest and the other co-chairman received a 24.1% limited partnership interest with certain preferences, which upon the reorganization discussed in Note A[1] (the "Reorganization), was exchanged for 400,000 shares of the Company's common stock and 200,000 shares of Series A Preferred Shares ("Series A"), respectively.

Each share of Series A is convertible at the option of the holder at any time into one share of the Company's common stock, provided that the Series A is automatically convertible into two shares of common stock upon the occurrence of certain events including the effectiveness of a merger of the Company and another corporation, which condition was satisfied by the Merger described in
Note I. The Series A votes with the common shares on a share-for-share basis, shares with the common shares in the payment of dividends and receives a liquidation preference of $1.25 per share.

On February 28, 2001, the Company's chief operating officer purchased a 12.5% limited partnership interest in the Company for $62,500, which upon the Reorganization was exchanged for 100,000 shares of the Company's common stock. Payment of the purchase price was made by delivery of a promissory note in the amount of $62,500 which, together with interest computed at the rate of 5% per annum, is due on February 28, 2006. The Company recorded a compensation charge of approximately $69,000, representing the difference between the purchase price of $62,500 and the fair value of the limited partnership interest.

On March 22, 2001, the Company issued a 3.61% limited partnership interest, together with certain anti-dilution rights, to an investor for a purchase price of $150,000, which upon the Reorganization was exchanged for 30,000 shares of the Company's common stock. On April 27, 2001, the Company issued 12,000 shares of the Company's common stock to the investor in full satisfaction of the anti-dilution rights.

On April 24, 2001, in consideration of services provided by certain employees, the Company issued 300,000 shares of the Company's common stock. The Company recorded a compensation charge of $125,000, representing the fair value of the shares.

On April 27, 2001, a co-chairman of the Company purchased 600,000 shares of the Company's common stock for $250,000. At the same time, the Company's other co-chairman purchased 300,000 shares of the Company's Series B Preferred Shares ("Series B") for a purchase price of $240,000. The Series B have the same rights and privileges as the Series A, except with respect to liquidation rights in which the Series B rank senior to the Series A and have a liquidation preference of $.43 per share.

On May 24, 2001, the Company issued 400,000 shares of the Company's common stock to an investor in exchange for 300,000 shares of common stock of E-Synergies, Inc., a publicly traded company, with a market value of $900,000.

On June 28, 2001, HealthStar Corp. made a capital contribution to the Company of $450,000. (See Note I).

NOTE H - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATIONS
         OF CREDIT RISK

In the normal course of business, the Company enters into transactions in various financial instruments with off-balance-sheet risk. These risks include both market and credit risk, which may be in excess of the amounts recognized in the statement of financial condition.

Retail customer transactions are cleared through a clearing broker on a fully disclosed basis. In the event that customers default in payment of funds or delivery of securities, the clearing broker may charge the Company for any loss incurred in satisfying customer obligations. Additional credit risk occurs if the clearing broker or counterparties do not fulfill their obligations. The Company regularly monitors the activity in its customer accounts for compliance with margin requirements.

At June 30, 2001 and December 31, 2000, the Company had a concentration of credit risk in the amount of approximately $386,000 and $323,000, respectively, from cash deposits held at a bank in excess of federally insured limits.

The Company's cash equivalents, securities owned, and amounts due from broker are held in custodial accounts by its clearing broker.

At June 30, 2001 marketable securities include 300,000 shares of E-Synergies, Inc. common stock with a market value of $900,000. (See Note G.)

NOTE I - SUBSEQUENT EVENTS - UNAUDITED

Effective July 2, 2001, BS Acquisition Corp., a wholly owned subsidiary of HealthStar Corp. ("HealthStar") was merged (the "Merger") with and into BlueStone Capital Corp. ("BlueStone" or the "Company"). At the time of the Merger, HealthStar's only operation consisted of providing language translation, product localization and globalization consulting services through its wholly owned subsidiary, M2 Ltd ("M2"). In connection with the Merger, HealthStar issued 215,000 shares of Series A Convertible Preferred Stock ("Preferred Stock") of which 190,000 shares were issued to the shareholders of BlueStone in exchange for all outstanding common and preferred stock of BlueStone and 25,000 shares were issued to a finder. The Preferred Stock is automatically convertible into 21.5 million shares of HealthStar common stock upon the amendment of HealthStar's certificate of incorporation to increase its authorized shares of common stock. Immediately prior to the Merger, the existing shareholders of HealthStar held 8,345,872 shares of common stock. Accordingly, upon completion of the Merger and conversion of the Preferred Stock, the shareholders of BlueStone will own 19,000,000 shares (63.66%) of HealthStar's common stock and the pre-merger shareholders of HealthStar will own 8,345,872 shares (27.96%) of HealthStar's common stock. The remaining 2,500,000 common shares (8.38%) will be held by the finder. HealthStar's Board of Directors will consist of three members previously associated with BlueStone, two members previously associated with HealthStar and two additional nominees of which one will be designated by such BlueStone persons and one by such HealthStar persons. On September 5, 2001, the shareholders of HealthStar approved amendments to HealthStar's certificate of incorporation to increase its authorized shares from 15,000,000 to 100,000,000 shares and to change its corporate name to BlueStone Holding Corp.

The Board of Directors of the Company has determined that it is in the best interests of the Company to concentrate its efforts in the area of financial services and has made a decision to dispose of M2. The sale of M2 is expected to occur within one year from the date of the Merger. In addition to the stock of M2, HealthStar's other assets consist principally of cash and other investments, including a subordinated loan and a capital contribution to BlueStone.

The Merger will be accounted for as an acquisition of HealthStar's assets by BlueStone in exchange for 10,845,872 shares of common stock together with a recapitalization of BlueStone. The purchase price will be based on the estimated fair value of the assets acquired, including the estimated net proceeds of the sale of M2, which will be accounted for as an asset held for sale.

The Company calculated earnings (loss) per share for all periods on the basis of 19,000,000 common shares outstanding, representing the equivalent shares of HealthStar common stock received by the shareholders of BlueStone upon consummation of the Merger.

On August 31, 2001, the Company purchased the retail and institutional accounts (the "Accounts") and certain other assets of Shochet Securities Inc. ("Shochet"), a licensed broker-dealer headquartered in Boca Raton, Florida, with 6 branch offices located in the Miami-Ft. Lauderdale area, from its parent company, Shochet Holding Corp. In addition, the Company hired 64 of Shochet's registered representatives.

Consideration for the acquisition included 100,000 shares of HealthStar's common stock and the payment of $580,000 to retire certain indebtedness of Shochet. The Company will also pay Shochet a percentage of brokerage commissions actually received from the Accounts and any new accounts for which Shochet's registered representatives are designated as account representatives, up to a specified maximum for a specified period of time.